EXHIBIT 23.1


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              CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

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We consent to the inclusion in the Form 10-SB, of Starnet Communications
International Inc. dated on or about June 9, 1997, of our audit report dated March 31, 1997 with respect to the financial statements of Starnet Communications International Inc. as at January 31, 1997 and for the period from incorporation (June 28, 1996) to January 31, 1997. We also consent to the inclusion of our review engagement report dated March 31, 1997 with respect to the financial statements of Starnet Communications Canada Inc. as at and for the nine month period ended January 31, 1997. We also consent to the inclusion of our audit report dated September 3, 1996 with respect to the financial statements of Starnet Communications Canada Inc. as at April 30, 1996 and for the period from incorporation (May 19, 1995) to April 30, 1996.



Vancouver, Canada                                    /s/ ERNST &  YOUNG
June 9, 1997                                        Chartered Accountants









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ERNST & YOUNG